Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2009 Results
Fiscal 2009 Revenues $10.4 Billion, EPS $0.95
Pro Forma EPS $1.31
SAN DIEGO — November 4, 2009 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the fourth fiscal quarter and year ended September 27, 2009.
“I am very pleased with the performance of our businesses this past year, despite a challenging and uncertain global economic environment,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Our revenues for fiscal year 2009 were in line with our guidance at the outset of the year.  Our operating performance remained strong, driven by continued 3G growth, execution in our chipset business and disciplined management of operating expenses. I am also pleased to announce that we recently extended our license agreement with Samsung covering both 3G and 4G.”
“We continue to forecast growth for 3G CDMA in 2009, despite industry forecasts of a decline in the total handset market. We anticipate accelerated CDMA device growth in calendar year 2010 as the global migration to 3G continues. Our broad chipset portfolio continues to expand, including additional low-cost single-chip solutions to further enable the 3G migration as well as increased investments in software and application processors to strengthen our leadership position in supporting higher-end, feature-rich devices. We remain well positioned to drive innovation given our strong balance sheet and operating cash flow while maintaining our focus on overall operating expenses.”

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 2 of 18

For comparison purposes, we note the following items:
▪	The fourth quarter of fiscal 2009 results included a $230 million charge, or $0.14 diluted loss per share, related to an estimated fine expected to be levied by the Korea Fair Trade Commission.

▪	Fiscal 2009 results included a $783 million charge, or $0.45 diluted loss per share, related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million, or $0.43 diluted loss per share, recorded in the second quarter of fiscal 2009 and $35 million, or $0.02 diluted loss per share, recorded in the fourth quarter of fiscal 2009 resulting from the write-off of assets that were initially capitalized.

▪	The fourth quarter of fiscal 2008 results included $560 million in revenues, or $0.20 diluted earnings per share, as a result of the execution of license and settlement agreements with Nokia Corporation/Nokia Inc. (Nokia).

▪	The fourth quarter of fiscal 2009 GAAP results included a $155 million tax benefit, or $0.09 diluted earnings per share, related to prior years as a result of tax audits. The tax benefit was excluded from our pro forma results.
GAAP Results
Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
    Fourth Quarter
▪	Revenues: $2.69 billion, down 19 percent year-over-year and 2 percent sequentially.

▪	Operating income: $597 million, down 55 percent year-over-year and 33 percent sequentially.

▪	Net income: $803 million, down 9 percent year-over-year and up 9 percent sequentially.

▪	Diluted earnings per share: $0.48, down 8 percent year-over-year and up 9 percent sequentially.

▪	Effective tax rate: Negative 8 percent for the quarter, primarily due to the $155 million tax benefit related to prior years.

▪	Operating cash flow: $1.32 billion, up 33 percent year-over-year; 49 percent of revenues.

▪	Return of capital to stockholders: $283 million, or $0.17 per share, of cash dividends paid.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 3 of 18

     Fiscal 2009
•	Revenues: $10.42 billion, down 7 percent year-over-year.

•	Operating income: $2.23 billion, down 40 percent year-over-year.

•	Net income: $1.59 billion, down 50 percent year-over-year.

•	Diluted earnings per share: $0.95, down 50 percent year-over-year.

•	Effective tax rate: 23 percent.

•	Operating cash flow: $7.17 billion, including a $2.5 billion payment received from Nokia related to the license and settlement agreements.

•	Return of capital to stockholders: $1.38 billion, including $1.09 billion of cash dividends, or $0.66 per share; and $284 million to repurchase 8.9 million shares of our common stock.
Pro Forma Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
     Fourth Quarter
•	Revenues: $2.68 billion, down 19 percent year-over-year and 2 percent sequentially.

•	Operating income: $831 million, down 47 percent year-over-year and 26 percent sequentially.

•	Net income: $811 million, down 23 percent year-over-year and 10 percent sequentially.

•	Diluted earnings per share: $0.48, down 24 percent year-over-year and 11 percent sequentially. The current quarter excludes $0.05 diluted loss per share attributable to the QSI segment, $0.05 diluted loss per share attributable to certain estimated share-based compensation and $0.09 diluted earnings per share attributable to certain tax items related to prior years.

•	Effective tax rate: 18 percent for the quarter.

•	Free cash flow: $1.29 billion, up 63 percent year-over-year; 48 percent of revenues (defined as net cash from operating activities less capital expenditures).

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 4 of 18

     Fiscal 2009
•	Revenues: $10.39 billion, down 7 percent year-over-year.

•	Operating income: $3.15 billion, down 32 percent year-over-year.

•	Net income: $2.19 billion, down 42 percent year-over-year.

•	Diluted earnings per share: $1.31, down 42 percent year-over-year. The current fiscal year excludes $0.15 diluted loss per share attributable to the QSI segment, $0.27 diluted loss per share attributable to certain estimated share-based compensation and $0.07 diluted earnings per share attributable to certain tax items related to prior years.

•	Effective tax rate: 28 percent.

•	Free cash flow: $6.91 billion, including a $2.5 billion payment received from Nokia related to the license and settlement agreements.
Detailed reconciliations between results reported in accordance with generally accepted accounting principles (GAAP) and pro forma results are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $17.7 billion at the end of the fourth quarter of fiscal 2009, compared to $15.7 billion at the end of the third quarter of fiscal 2009 and $11.3 billion a year ago. On October 2, 2009, we announced a cash dividend of $0.17 per share, payable on December 23, 2009 to stockholders of record at the close of business on November 25, 2009.
The value of our marketable securities has improved significantly as financial markets have stabilized. At September 27, 2009, we had net unrealized gains on marketable securities of $674 million as compared to $25 million of net unrealized losses as of June 28, 2009.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 5 of 18

Research and Development

		Estimated
		Share-Based
($ in millions)	Pro Forma	Compensation	QSI	GAAP
Fourth quarter fiscal 2009	$518	$71	$25	$614
As a % of revenues	19%		N/M	23%
Fourth quarter fiscal 2008	$528	$69	$24	$621
As a % of revenues	16%		N/M	19%
Year-over-year change ($)	(2%)	3%	4%	(1%)

N/M – Not Meaningful
Pro forma R&D expenses primarily related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services. Pro forma R&D expenses decreased 2 percent year-over-year, primarily due to cost reduction efforts and a decrease in other employee-related expenses. QSI R&D expenses were related to our FLO TV™ subsidiary.
Selling, General and Administrative

		Share-Based
		Estimated
($ in millions)	Pro Forma	Compensation	QSI	GAAP
Fourth quarter fiscal 2009	$300	$66	$24	$390
As a % of revenues	11%		N/M	14%
Fourth quarter fiscal 2008	$346	$67	$43	$456
As a % of revenues	10%		N/M	14%
Year-over-year change ($)	(13%)	(1%)	(44%)	(14%)
Pro forma selling, general and administrative (SG&A) expenses decreased by 13 percent year-over-year, primarily due to cost reduction efforts and a decrease in other employee-related expenses. QSI SG&A expenses were primarily related to FLO TV.
Effective Income Tax Rate
Our fiscal 2009 effective income tax rates were 23 percent for GAAP and 28 percent for pro forma.  The fourth quarter and fiscal 2009 GAAP results included a $155 million tax benefit as a result of tax audits to adjust our estimates of uncertain tax positions for prior years. This tax

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 6 of 18

benefit was excluded from our fiscal 2009 pro forma results to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including FLO TV.  GAAP results for the fourth quarter of fiscal 2009 included a $0.05 diluted loss per share for the QSI segment. The fourth quarter of fiscal 2009 QSI results included $93 million in operating expenses, primarily related to FLO TV.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
The volatility in financial markets may continue to have an impact on the value of our marketable securities and net investment income (loss). While we do not forecast impairments, we have temporary unrealized losses on marketable securities that could be recognized as other-than-temporary losses in future periods if market conditions do not improve.
Our outlook does not include provisions for the consequences of injunctions, damages or fines related to any pending legal matters. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
The following table summarizes GAAP and pro forma guidance based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 7 of 18

The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
FIRST FISCAL QUARTER

	Q1 FY09		Current Guidance
	Results		Q1 FY10 Estimates (3)

Pro Forma
Revenues	$2.51	B	$2.55B - $2.75	B
Year-over-year change			increase 2% - 10%
Diluted earnings per share (EPS)	$0.31		$0.54 - $0.58
Year-over-year change			increase 74% - 87%

GAAP
Revenues	$2.52	B	$2.55B - $2.75	B
Year-over-year change			increase 1% - 9%
Diluted EPS	$0.20		$0.41 - $0.45
Year-over-year change			increase 105% - 125%
Diluted EPS attributable to QSI	$(0.05)		$(0.05)
Diluted EPS attributable to estimated share-based compensation	$(0.06)		$(0.06)
Diluted EPS attributable to certain tax items (4)	n/a		$(0.02)

Metrics
MSM shipments	approx. 63	M	approx. 89M - 92	M
CDMA/WCDMA devices shipped (1)	approx. 125	M*	approx. 130M - 135	M*
CDMA/WCDMA device wholesale average selling price (1)	approx. $212	*	approx. $198	*

*	Shipments in Sept. quarter, reported in Dec. quarter
FISCAL YEAR

	FY 2009		Current Guidance
	Results (2)		FY 2010 Estimates (3)

Pro Forma
Revenues	$10.39	B	$10.50B - $11.30	B
Year-over-year change			increase 1% - 9%
Operating income	$3.15	B	$4.00B - $4.50	B
Year-over-year change			increase 27% - 43%
Diluted EPS	$1.31		$2.10 - $2.30
Year-over-year change			increase 60% - 76%

GAAP
Revenues	$10.42	B	$10.50B - $11.30	B
Year-over-year change			increase 1% - 8%
Operating income	$2.23	B	$2.80B - $3.30	B
Year-over-year change			increase 26% - 48%
Operating income (loss) attributable to QSI	$(0.34	B)	$(0.50	B)
Operating income (loss) attributable to estimated share-based compensation	$(0.58	B)	$(0.70	B)
Operating income (loss) attributable to in-process R&D	$(0.01	B)	n/a
Diluted EPS	$0.95		$1.56 - $1.76
Year-over-year change			increase 64% - 85%
Diluted EPS attributable to QSI	$(0.15)		$(0.19)
Diluted EPS attributable to estimated share-based compensation	$(0.27)		$(0.28)
Diluted EPS attributable to in-process R&D	$0.00		n/a
Diluted EPS attributable to certain tax items (4)	$0.07		$(0.07)

Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $200		approx. $189

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2009	Calendar 2009	Calendar 2010
CDMA/WCDMA device shipments (1)	Estimates	Estimates	Estimates

March quarter	approx. 111M	approx. 111M	not provided
June quarter	approx. 127 — 132M	approx. 127M	not provided
September quarter	not provided	approx. 130M — 135M	not provided
December quarter	not provided	not provided	not provided

Calendar year range (approx.)	540M — 590M	515M — 530M	600M — 650M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 565M	approx. 523M	approx. 625M
CDMA units	approx. 217M	approx. 213M	approx. 231M
WCDMA units	approx. 348M	approx. 310M	approx. 394M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	Fiscal 2009 results included a $783 million charge, or $0.45 diluted loss per share, related to a litigation settlement and patent agreement with Broadcom Corporation, as well as a $230 million charge, or $0.14 diluted loss per share, related to an estimated fine expected to be levied by the Korea Fair Trade Commission. Fiscal 2009 GAAP results reflected a $155 million tax benefit, or $0.09 diluted earnings per share, related to prior years.

(3)	While we do not forecast impairments, we do have unrealized losses on marketable securities that could be recognized in future periods if market conditions do not improve.

(4)	Due to recently enacted California budget legislation, we anticipate that fiscal 2010 GAAP results will be impacted by tax expense of approximately $125 million related to the revaluation of certain deferred tax assets to be recognized in future periods related to the license and settlement agreements with Nokia.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 8 of 18
Results of Business Segments (in millions, except per share data):
Fourth Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling Items	Pro Forma	Share-Based
Segments	QCT	QTL	QWI	(1)(2)	(2)	Compensation (3)	Tax Items (4)	QSI (5)	GAAP (2)
Revenues	$1,699	$837	$146	$1	$2,683	$—	$—	$7	$2,690
Change from prior year	(4%)	(39%)	(23%)	N/M	(19%)			40%	(19%)
Change from prior quarter	(5%)	4%	(1%)	N/M	(2%)			(22%)	(2%)
Operating income (loss)					$831	$(148)	$—	$(86)	$597
Change from prior year					(47%)	(1%)		11%	(55%)
Change from prior quarter					(26%)	2%		(12%)	(33%)
EBT	$508	$693	$(5)	$(211)	$985	$(148)	$—	$(95)	$742
Change from prior year	13%	(44%)	N/M	N/M	(27%)	(1%)		9%	(33%)
Change from prior quarter	(7%)	5%	(67%)	N/M	(18%)	2%		(44%)	(25%)
EBT as a % of revenues	30%	83%	(3%)	N/M	37%	N/M	N/M	N/M	28%
Net income (loss)					$811	$(85)	$155	$(78)	$803
Change from prior year					(23%)	13%	N/A	5%	(9%)
Change from prior quarter					(10%)	33%	N/A	(100%)	9%
Diluted EPS					$0.48	$(0.05)	$0.09	$(0.05)	$0.48
Change from prior year					(24%)	17%	N/A	0%	(8%)
Change from prior quarter					(11%)	38%	N/A	(150%)	9%
Diluted shares used					1,688	1,688	1,688	1,688	1,688
Third Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling Items		Share-Based
Segments	QCT	QTL	QWI	(1)	Pro Forma	Compensation (3)	QSI (5)	GAAP
Revenues	$1,786	$807	$148	$3	$2,744	$—	$9	$2,753
Operating income (loss)					1,122	(151)	(77)	894
EBT	548	663	(3)	(7)	1,201	(151)	(66)	984
Net income (loss)					903	(127)	(39)	737
Diluted EPS					$0.54	$(0.08)	$(0.02)	$0.44
Diluted shares used					1,675	1,675	1,675	1,675
Fourth Quarter — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling Items		Share-Based
Segments	QCT	QTL	QWI	(1)	Pro Forma	Compensation (3)	QSI (5)	GAAP
Revenues	$1,761	$1,374	$190	$4	$3,329	$—	$5	$3,334
Operating income (loss)					1,578	(146)	(97)	1,335
EBT	449	1,247	(24)	(315)	1,357	(146)	(104)	1,107
Net income (loss)					1,058	(98)	(82)	878
Diluted EPS					$0.63	$(0.06)	$(0.05)	$0.52
Diluted shares used					1,678	1,678	1,678	1,678
First Quarter — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling Items		Share-Based
Segments	QCT	QTL	QWI	(1)	Pro Forma	Compensation (3)	QSI (5)	GAAP
Revenues	$1,334	$1,006	$170	$1	$2,511	$—	$6	$2,517
Operating income (loss)					986	(145)	(96)	745
EBT	168	874	3	(351)	694	(145)	(98)	451
Net income (loss)					520	(99)	(80)	341
Diluted EPS					$0.31	$(0.06)	$(0.05)	$0.20
Diluted shares used					1,667	1,667	1,667	1,667
Twelve Months — Fiscal Year 2009

				Pro Forma		Estimated
				Reconciling Items	Pro Forma	Share-Based	Tax Items	In-Process
Segments	QCT	QTL	QWI	(1)(2)(6)	(2)(6)	Compensation (3)	(4)(7)	R&D	QSI	GAAP (2)(6)
Revenues	$6,135	$3,605	$641	$6	$10,387	$—	$—	$—	$29	$10,416
Change from prior year	(9%)	0%	(18%)	N/M	(7%)				142%	(7%)
Operating income (loss)					$3,153	$(584)	$—	$(6)	$(337)	$2,226
Change from prior year					(32%)	(8%)		57%	(5%)	(40%)
EBT	$1,441	$3,068	$20	$(1,502)	$3,027	$(584)	$—	$(6)	$(361)	$2,076
Change from prior year	(21%)	(2%)	N/M	N/M	(35%)	(8%)		57%	(19%)	(46%)
EBT as a % of revenues	23%	85%	3%	N/M	29%	N/M	N/M	N/M	N/M	20%
Net income (loss)					$2,187	$(455)	$118	$(6)	$(252)	$1,592
Change from prior year					(42%)	(25%)	N/M	54%	(25%)	(50%)
Diluted EPS					$1.31	$(0.27)	$0.07	$—	$(0.15)	$0.95
Change from prior year					(42%)	(23%)	N/M	N/M	(25%)	(50%)
Diluted shares used					1,673	1,673	1,673	1,673	1,673	1,673
Twelve Months — Fiscal Year 2008

				Pro Forma		Estimated
				Reconciling Items		Share-Based	In-Process
Segments	QCT	QTL	QWI	(1)	Pro Forma	Compensation (3)	R&D	QSI	GAAP
Revenues	$6,717	$3,622	$785	$6	$11,130	$—	$—	$12	$11,142
Operating income (loss)					4,604	(540)	(14)	(320)	3,730
EBT	1,833	3,142	(1)	(290)	4,684	(540)	(14)	(304)	3,826
Net income (loss)					3,740	(365)	(13)	(202)	3,160
Diluted EPS					$2.25	$(0.22)	$(0.01)	$(0.12)	$1.90
Diluted shares used					1,660	1,660	1,660	1,660	1,660

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 9 of 18

(1)	Pro forma reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Pro forma reconciling items related to earnings before taxes consist primarily of certain investment income or losses, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	The fourth quarter of fiscal 2009 included a $230 million charge, or $0.14 diluted loss per share, related to an estimated fine expected to be levied by the Korea Fair Trade Commission and a $35 million charge, or $0.02 diluted loss per share, resulting from the write-off of assets that were initially capitalized related to a litigation settlement and patent agreement with Broadcom Corporation.

(3)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(4)	During the fourth quarter of fiscal 2009, the Company recorded a $155 million tax benefit, or $0.09 diluted earnings per share, to adjust our estimates of uncertain tax positions for prior years as a result of tax audits. The fiscal 2009 pro forma results exclude this tax benefit related to prior years.

(5)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(6)	Fiscal 2009 results included a $783 million charge, or $0.45 diluted loss per share, related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million, or $0.43 diluted loss per share, recorded in the second quarter of fiscal 2009 and $35 million, or $0.02 diluted loss per share, recorded in the fourth quarter of fiscal 2009 resulting from the write-off of assets that were initially capitalized. We reconsidered the accounting for these assets and concluded that, given the difficulty in reliably estimating the value, the transaction was treated as a single element and recorded in a manner that is consistent with its predominant benefit to the Company, which was litigation settlement.

(7)	During the second quarter of fiscal 2009, the Company recorded a $36 million tax expense, or $0.02 diluted loss per share, related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the future impact of California budget legislation enacted on February 20, 2009.
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s fourth quarter fiscal 2009 earnings conference call will be broadcast live on November 4, 2009, beginning at 2:30 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 4, 2009, beginning at approximately 6:30 p.m. PT through December 4, 2009 at 10:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 35746873. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations web site at http://investor.qualcomm.com/results.cfm

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 10 of 18
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2009 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 11 of 18
requires or will require cash payment by the Company. Further, share-based compensation related to options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented but were unrelated to the fiscal year in which they were recorded are excluded in order to provide a clearer understanding of the Company’s ongoing pro forma tax rate and after tax earnings. The Company decided to include the benefit of the retroactive extension of the federal research and development tax credit in pro forma results starting in fiscal 2009 because it recurs with relative frequency and would have been included in the Company’s pro forma results for the prior year if it had been reenacted in the prior fiscal year. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and pro forma results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of our technologies in

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 12 of 18
wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on major customers and licensees; foreign currency fluctuations; strategic investments and transactions we have or may pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the FLO TV network and FLO™ technology; the development and commercial acceptance of the IMOD display technology; as well as the other risks detailed from time-to-time in our SEC reports.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO and FLO TV are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 27, 2009
			Estimated
			Share-Based
	Pro Forma		Compensation	Tax Items		QSI	GAAP
Revenues:
Equipment and services	$1,762		$—	$—		$7	$1,769
Licensing and royalty fees	921		—	—		—	921

Total revenues	2,683		—	—		7	2,690

Operating expenses:
Cost of equipment and services revenues	769		11	—		44	824
Research and development	518		71	—		25	614
Selling, general and administrative	300		66	—		24	390
Other	265	(a)	—	—		—	265	(a)

Total operating expenses	1,852		148	—		93	2,093

Operating income (loss)	831		(148)	—		(86)	597

Investment income (loss), net	154	(b)	—	—		(9) (c)	145

Income (loss) before income taxes	985		(148)	—		(95)	742
Income tax (expense) benefit	(174)	(d)	63	155	(e)	17 (f)	61	(d)

Net income (loss)	$811		$(85)	$155		$(78)	$803

Earnings (loss) per common share:
Diluted	$0.48		$(0.05)	$0.09		$(0.05)	$0.48

Shares used in per share calculations:
Diluted	1,688		1,688	1,688		1,688	1,688

Supplemental Financial Data:
Operating cash flow	$1,411		$(25) (h)	$—		$(65)	$1,321
Operating cash flow as a % of revenues	53%					N/M	49%
Free cash flow (g)	$1,294		$(25) (h)	$—		$(92)	$1,177
Free cash flow as a % of revenues	48%					N/M	44%

(a)	Included a $230 million charge, or $0.14 diluted loss per share, related to an estimated fine expected to be levied by the Korea Fair Trade Commission and a $35 million charge, or $0.02 diluted loss per share, resulting from the write-off of assets that were initially capitalized related to a litigation settlement and patent agreement with Broadcom Corporation.

(b)	Included $127 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $72 million in net realized gains on investments, partially offset by $36 million in other-than-temporary losses on investments, $5 million in interest expense and $4 million in losses on derivatives.

(c)	Included $10 million in other-than-temporary losses on investments, $4 million in interest expense and $3 million in equity in losses of investees, partially offset by $8 million in net realized gains on investments.

(d)	The fourth quarter effective tax rates were approximately 8% benefit for GAAP and approximately 18% expense for pro forma.

(e)	Included a $155 million tax benefit, or $0.09 diluted earnings per share, to adjust our estimates of uncertain tax positions for prior years as a result of tax audits. The fiscal 2009 pro forma results exclude this tax benefit related to prior years.

(f)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the pro forma tax provision, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the GAAP tax provision.

(g)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the three months ended September 27, 2009, included herein.

(h)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from
Pro Forma results to GAAP results
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 27, 2009
			Estimated
			Share-Based			In-Process
	Pro Forma		Compensation	Tax Items		R&D	QSI	GAAP
Revenues:
Equipment and services	$6,437		$—	$—		$—	$29	$6,466
Licensing and royalty fees	3,950		—	—		—	—	3,950

Total revenues	10,387		—	—		—	29	10,416

Operating expenses:
Cost of equipment and services revenues	2,983		41	—		—	157	3,181
Research and development	2,058		280	—		6	96	2,440
Selling, general and administrative	1,180		263	—		—	113	1,556
Other	1,013	(a)	—	—		—	—	1,013 (a)

Total operating expenses	7,234		584	—		6	366	8,190

Operating income (loss)	3,153		(584)	—		(6)	(337)	2,226

Investment loss, net	(126)	(b)	—	—		—	(24) (c)	(150)

Income (loss) before income taxes	3,027		(584)	—		(6)	(361)	2,076
Income tax (expense) benefit	(840)	(d)	129	118	(e)	—	109	(484) (d)

Net income (loss)	$2,187		$(455)	$118		$(6)	$(252)	$1,592

Earnings (loss) per common share:
Diluted	$1.31		$(0.27)	$0.07		$(0.00)	$(0.15)	$0.95

Shares used in per share calculations:
Diluted	1,673		1,673	1,673		1,673	1,673	1,673

Supplemental Financial Data:
Operating cash flow	$7,556		$(79) (g)	$—		$—	$(305)	$7,172
Operating cash flow as a % of revenues	73%						N/M	69%
Free cash flow (f)	$6,907		$(79) (g)	$—		$—	$(417)	$6,411
Free cash flow as a % of revenues	66%						N/M	62%

(a)	Included a $783 million charge, or $0.45 diluted loss per share, related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million, or $0.43 diluted loss per share, recorded in the second quarter of fiscal 2009 and $35 million, or $0.02 diluted loss per share, recorded in the fourth quarter of fiscal 2009 resulting from the write-off of assets that were initially capitalized. We reconsidered the accounting for these assets and concluded that, given the difficulty in reliably estimating the value, the transaction was treated as a single element and recorded in a manner that is consistent with its predominant benefit to the Company, which was litigation settlement. Also included a $230 million charge, or $0.14 diluted loss per share, related to an estimated fine expected to be levied by the Korea Fair Trade Commission recorded in the fourth quarter of fiscal 2009.

(b)	Included $734 million in other-than-temporary losses on investments, which were not part of the Company’s strategic investment portfolio and $13 million in interest expense, partially offset by $513 million in interest and dividend income related to cash, cash equivalents and marketable securities, $107 million in net realized gains on investments and $1 million in gains on derivatives.

(c)	Included $29 million in other-than-temporary losses on investments, $17 million in equity in losses of investees and $11 million in interest expense, partially offset by $30 million in net realized gains on investments and $3 million in interest and dividend income.

(d)	The effective tax rates for the twelve months ended September 27, 2009 were approximately 23% for GAAP and approximately 28% for pro forma.

(e)	Included a tax expense related to the adjustment of net deferred tax assets that were recorded in prior years to reflect the changes in California law. In addition, included a $155 million tax benefit, or $0.09 diluted earnings per share, to adjust our estimates of uncertain tax positions for prior years as a result of tax audits. The fiscal 2009 pro forma results exclude this tax benefit related to prior years.

(f)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and other supplemental disclosures for the twelve months ended September 27, 2009, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 15 of 18
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended September 27, 2009
		Estimated
		Share-Based
	Pro Forma	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,411	$(25)	(a)	$(65)	$1,321
Less: capital expenditures	(117)	—		(27)	(144)

Free cash flow	$1,294	$(25)		$(92)	$1,177

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$9	$—		$(9)	$—
Cash transfers to QSI (2)	(99)	—		99	—

Net cash transfers	$(90)	$—		$90	$—

	Twelve Months Ended September 27, 2009
		Estimated
		Share-Based
	Pro Forma	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$7,556	$(79)	(a)	$(305)	$7,172
Less: capital expenditures	(649)	—		(112)	(761)

Free cash flow	$6,907	$(79)		$(417)	$6,411

Other supplemental cash disclosures:
Cash transfers from QSI (3)	$35	$—		$(35)	$—
Cash transfers to QSI (2)	(460)	—		460	—

Net cash transfers	$(425)	$—		$425	$—

(1)	Cash from sale of strategic debt and equity investments.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

(3)	Cash from sale of strategic debt and equity investments and partial settlement of investment receivables.

	Three Months Ended September 28, 2008
		Estimated
		Share-Based
	Pro Forma	Compensation		QSI	GAAP

Net cash provided (used) by operating activities	$1,153	$(98)	(a)	$(65)	$990
Less: capital expenditures	(357)	—		(57)	(414)

Free cash flow	$796	$(98)		$(122)	$576

	Twelve Months Ended September 28, 2008
		Estimated
		Share-Based		In-Process
	Pro Forma	Compensation		R&D	QSI	GAAP

Net cash provided (used) by operating activities	$4,243	$(408)	(a)	$(14)	$(263)	$3,558
Less: capital expenditures	(725)	—		—	(672)	(1,397)

Free cash flow	$3,518	$(408)		$(14)	$(935)	$2,161

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 16 of 18
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 27,	September 28,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,717	$1,840
Marketable securities	8,352	4,571
Accounts receivable, net	700	4,187
Inventories	453	521
Deferred tax assets	149	289
Other current assets	199	464

Total current assets	12,570	11,872
Marketable securities	6,673	4,858
Deferred tax assets	843	830
Property, plant and equipment, net	2,387	2,162
Goodwill	1,492	1,517
Other intangible assets, net	3,065	3,104
Other assets	415	369

Total assets	$27,445	$24,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$636	$570
Payroll and other benefits related liabilities	480	406
Unearned revenues	441	394
Other current liabilities	1,256	1,070

Total current liabilities	2,813	2,440
Unearned revenues	3,464	3,768
Income taxes payable	47	227
Other liabilities	805	333

Total liabilities	7,129	6,768

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 27, 2009 and September 28, 2008	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,669 and 1,656 shares issued and outstanding at September 27, 2009 and September 28, 2008, respectively	—	—
Paid-in capital	8,493	7,511
Retained earnings	11,235	10,717
Accumulated other comprehensive income (loss)	588	(284)

Total stockholders’ equity	20,316	17,944

Total liabilities and stockholders’ equity	$27,445	$24,712

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 17 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Revenues:
Equipment and services	$1,769	$1,866	$6,466	$7,160
Licensing and royalty fees	921	1,468	3,950	3,982

Total revenues	2,690	3,334	10,416	11,142

Operating expenses:
Cost of equipment and services revenues	824	922	3,181	3,414
Research and development	614	621	2,440	2,281
Selling, general and administrative	390	456	1,556	1,717
Other	265	—	1,013	—

Total operating expenses	2,093	1,999	8,190	7,412

Operating income	597	1,335	2,226	3,730

Total investment income (loss), net	145	(228)	(150)	96

Income before income taxes	742	1,107	2,076	3,826
Income tax benefit (expense)	61	(229)	(484)	(666)

Net income	$803	$878	$1,592	$3,160

Basic earnings per common share	$0.48	$0.53	$0.96	$1.94

Diluted earnings per common share	$0.48	$0.52	$0.95	$1.90

Shares used in per share calculations:
Basic	1,666	1,650	1,656	1,632

Diluted	1,688	1,678	1,673	1,660

Dividends per share paid	$0.17	$0.16	$0.66	$0.60

Dividends per share announced	$0.17	$0.16	$0.66	$0.60

Qualcomm Announces Fourth Quarter and Fiscal 2009 Results	Page 18 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008
Operating Activities:
Net income	$803	$878	$1,592	$3,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175	120	635	456
Revenues related to non-monetary exchanges	(29)	(172)	(114)	(172)
Non-cash portion of income tax (benefit) expense	(255)	158	(33)	306
Non-cash portion of share-based compensation expense	148	148	584	541
Non-cash portion of interest and dividend income	(24)	(21)	(68)	(26)
Incremental tax benefit from stock options exercised	(25)	(98)	(79)	(408)
Net realized (gains) losses on marketable securities and other investments	(80)	3	(137)	(155)
Net impairment losses on marketable securities and other investments	46	332	763	535
Other items, net	14	23	36	29
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	366	(501)	3,083	(802)
Inventories	(74)	95	69	(47)
Other assets	(41)	(52)	(58)	(17)
Trade accounts payable	65	(59)	57	(63)
Payroll, benefits and other liabilities	273	175	984	310
Unearned revenues	(41)	(39)	(142)	(89)

Net cash provided by operating activities	1,321	990	7,172	3,558

Investing Activities:
Capital expenditures	(144)	(414)	(761)	(1,397)
Purchases of available-for-sale securities	(3,946)	(2,736)	(10,443)	(7,680)
Proceeds from sale of available-for-sale securities	1,668	1,141	5,274	6,689
Increase in receivables for settlement of investments	—	(406)	—	(406)
Cash received for partial settlement of investment receivables	—	—	349	—
Other investments and acquisitions, net of cash acquired	(7)	(15)	(54)	(298)
Change in collateral held under securities lending	—	153	173	248
Other items, net	(1)	(5)	5	25

Net cash used by investing activities	(2,430)	(2,282)	(5,457)	(2,819)

Financing Activities:
Proceeds from issuance of common stock	366	484	642	1,184
Incremental tax benefit from stock options exercised	25	98	79	408
Repurchase and retirement of common stock	—	—	(285)	(1,670)
Dividends paid	(283)	(266)	(1,093)	(982)
Change in obligations under securities lending	—	(153)	(173)	(248)
Other items, net	(3)	2	(3)	1

Net cash provided (used) by financing activities	105	165	(833)	(1,307)

Effect of exchange rate changes on cash	—	(3)	(5)	(3)

Net (decrease) increase in cash and cash equivalents	(1,004)	(1,130)	877	(571)
Cash and cash equivalents at beginning of period	3,721	2,970	1,840	2,411

Cash and cash equivalents at end of period	$2,717	$1,840	$2,717	$1,840